UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2019

ASSOCIATED CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-37387	47-3965991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Greenwich Ave, Greenwich, CT	06830
One Corporate Center, Rye, NY	10580
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (203) 629-9595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AC	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Associated Capital Group, Inc. (“AC”) was held on May 7, 2019. At the annual meeting: (1) eight persons were elected to serve as directors of AC and (2) the appointment of Deloitte & Touche LLP as AC's independent registered public accounting firm for the year ending December 31, 2019 was ratified.

Set forth below, with respect to each of the matters submitted to shareholders, are the number of votes cast for or against or withheld, and the number of abstentions and broker non-votes, where applicable.

(1)	Election of Directors:

NOMINEE	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Marc Gabelli	186,971,807	408,692	7,501
Mario J. Gabelli	186,820,254	560,245	7,501
Douglas R. Jamieson	187,292,134	88,365	7,501
Daniel R. Lee	187,364,407	16,092	7,501
Bruce M. Lisman	187,367,349	13,150	7,501
Frederic V. Salerno	186,988,497	392,002	7,501
Salvatore F. Sodano	187,367,419	13,080	7,501
Elisa M. Wilson	187,249,758	130,741	7,501

(2)	The ratification of Deloitte & Touche LLP as the Company’s independent registered public accountants for the year ending December 31, 2019:

VOTES FOR	VOTES AGAINST	ABSTAINED	BROKER NON-VOTES
187,387,270	730	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Capital Group, Inc.

By: /s/ Kenneth D. Masiello
Kenneth D. Masiello
Chief Accounting Officer

Date: May 7, 2019